                                                           POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Catherine L. Hughes and Jerry C. Jones, or either of them, signing singly, as his true and lawful attorneys-in-fact, for such period of time that the undersigned is required to file reports pursuant to Section
16(a) of the Securities Act of 1934 ("Exchange Act") due to his affiliation with Acxiom Corporation, to:

     (1)      execute for and on behalf of the  undersigned  Forms 3, 4 and 5 in  accordance  with Section  16(a) of the Exchange
              Act and the rules thereunder;

     (2)      do and  perform  any and all acts for and on behalf of the  undersigned  which may be  necessary  to  complete  the execution  of any such Form 3, 4 or 5 and the timely  filing of such form with the  United  States  Securities  and
              Exchange Commission and any other authority as required by law; and

     (3)      take any other  action of any type  whatsoever  in  connection  with the  foregoing  which,  in the opinion of such attorneys-in-fact,  may be of benefit to, in the best interest of or legally required by the undersigned,  it being understood that the documents  executed by such  attorneys-in-fact  on behalf of the  undersigned  pursuant to this
              Power of Attorney shall be in such form and shall contain such terms and conditions as such  attorneys-in-fact  may approve in their discretion.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do every act requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do if personally present, with full power of substitution, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The  ndersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the  undersigned,  are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of November, 2003.

                                                                       /s/ Kevin Zaffaroni
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                                                              Signature

                                                                       Kevin Zaffaroni
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